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CUSIP No.   048556104               13G                    PAGE  9 OF 12 PAGES



       EXHIBIT  1  TO  SCHEDULE  13G


                              December 10, 1997



MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., MORGAN STANLEY ASSET MANAGEMENT INC., MORGAN STANLEY INSTITUTIONAL FUND - U.S. REAL ESTATE PORTFOLIO and VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

      MORGAN STANLEY ASSET MANAGEMENT INC.

   BY:  /s/ Donald P. Ryan
      ---------------------------------------------
            Donald P. Ryan/  Vice President
                             Morgan Stanley Asset Management Inc.

      MORGAN STANLEY INSTITUTIONAL FUND - U.S. REAL ESTATE PORTFOLIO

        /s/ Harold J. Schaaff Jr.
      ---------------------------------------------
            Harold J. Schaaff Jr./ Vice President
                                   Morgan Stanley Institutional Fund


      VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT INC.

        /s/ Donald P. Ryan
      ---------------------------------------------
            Donald P. Ryan/ Vice President
                            Morgan Stanley Asset Management Inc.


      MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

   BY:  /s/ Bruce Bromberg
      ---------------------------------------------
            Bruce Bromberg/ Morgan Stanley & Co., Incorporated